Exhibit 10.1

AMENDMENT NUMBER ONE TO THE AMERICAN PUBLIC EDUCATION, INC.

2017 OMNIBUS INCENTIVE PLAN

The American Public Education, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:

1.           Section 4.1, part (i), of the Plan is amended and restated to increase the number of shares available for issuance by 1,425,000 as follows, with the remainder of Section 4.1 remaining unchanged:

“(i) three million one hundred thousand (3,100,000) shares of Stock, plus”

2.           Section 3.4, part (c) of the Plan is amended and restated to add the words “or substitution” where indicated in underlined text, with the remainder of Section 3.4 remaining unchanged:

“(c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange or substitution for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders or (ii) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.”

3.           Section 5.1, part (a) of the Plan is amended and restated as follows, with the remainder of Section 5.1 remaining unchanged:

“(a) May 15, 2030,”

4.           The Plan shall otherwise be unchanged by this Amendment.

5.           This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2020 Annual Meeting of Stockholders.  If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.

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The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on March 30, 2020, subject to the approval of the Amendment by the stockholders of the Corporation.

/s/ Thomas A. Beckett
Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May 15, 2020.

/s/ Thomas A. Beckett
Secretary